SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2003

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-8940 (Commission File Number)	13-3260245 (I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-4000

(Former name or former address, if changed since last report.)

Item 5.	Other Events and Required FD Disclosure.

Altria Group, Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) a Prospectus dated October 30, 2003 and a Prospectus Supplement dated October 30, 2003 (Registration No. 333-35143) in connection with the public offering of $500,000,000 aggregate principal amount of 5 5/8% Notes due 2008 and $1,000,000,000 aggregate principal amount of 7% Notes due 2013 (collectively, the “Notes”). The purpose of this Current Report on Form 8-K (the “Report”) is to file with the Commission the Terms Agreement and certain other documents related to such offering.

Item 7.         Financial Statements, Pro Forma Financial Information and Exhibits. The following documents are filed as part of this Report.

(c) Exhibits.

1	Terms Agreement dated as of October 30, 2003

4.1(a)	Specimen of 5 5/8% Note due 2008

4.1(b)	Terms of Notes Schedule

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/S/ G. PENN HOLSENBECK

Name:	G. Penn Holsenbeck
Title:	Vice President, Assistant General Counsel and Corporate Secretary

Date: November 4, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

1	Terms Agreement dated as of October 30, 2003

4.1(a)	Specimen of 5 5/8% Note due 2008

4.1(b)	Terms of Notes Schedule